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                                                                    EXHIBIT 16.1


     [LETTERHEAD OF GRANT THORNTON LLP]


May 10, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20459

Dear Sir/Madam:

We have read and agree with the comments relating to Grant Thornton LLP in Item 4 of Form 8-K for Federal Realty Investment Trust dated May 5, 1999.

Very truly yours,


/s/ Grant Thornton LLP
_______________________________

Grant Thornton LLP